UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/17/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on Anesiva, Inc.'s (the "Company") Current Report on form 8-K filed with the Securities and Exchange Commission on April 2, 2009 and in the Company's press release on April 1, 2009, the Company received a letter from the NASDAQ Stock Market LLC ("NASDAQ") on March 27, 2009, informing the Company that it was not in compliance with Marketplace Rule 4450(a)(3) (which has since been superseded by Rule 5450(b)(1)(A)) (the "Rule"), because the Company's stockholder's equity at December 31, 2008 was less than the minimum $10.0 million required for continued listing on The NASDAQ Global Market.

On July 17, 2009, the Company received a letter from NASDAQ notifying the Company that based on NASDAQ's further review of the Company and material submitted by the Company, the Company has failed to regain compliance with the Rule and that, therefore, NASDAQ has determined to delist the Company's securities from The NASDAQ Global Market.

As provided in the NASDAQ Listing Rule 5815(a)(1)(A), the Company has the opportunity to appeal the decision to a NASDAQ Hearings Panel. The Company intends to file a timely appeal during which time the Company's securities will remain listed on The NASDAQ Global Market pending a decision by the Hearings Panel following the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: July 23, 2009	By:	/s/ John H. Tran
John H. Tran
VP, Finance and Chief Accounting Officer